UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 21, 2013

Commission File Number	Registrant, State of Incorporation, Address And Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On August 21, 2013, The Southern Company (“Southern”) entered into an Underwriting Agreement covering the issue and sale of $500,000,000 aggregate principal amount of its Series 2013A 2.45% Senior Notes due September 1, 2018 (the “Senior Notes”). The Senior Notes were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration No. 333-179766) of Southern.
Item 9.01.    Financial Statements and Exhibits.
(c) Exhibits.

1.2
Underwriting Agreement relating to the Senior Notes, dated August 21, 2013, among the Company and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Schedule I thereto.

4.2	Eighth Supplemental Indenture to the Senior Note Indenture dated as of August 27, 2013, providing for the issuance of the Senior Notes.

4.8	Form of Senior Note (included in Exhibit 4.2 above).

5.1(b)	Opinion of Troutman Sanders LLP relating to the Senior Notes.

12.1	Computation of ratio of earnings to fixed charges.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:August 27, 2013	THE SOUTHERN COMPANY By /s/Melissa K. Caen Melissa K. Caen Secretary